Exhibit 10.18

BROAD STREET REALTY, INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED Stock AGREEMENT

Broad Street Realty, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value per share (“Common Stock”), to the Grantee named below, subject to the vesting and other conditions set forth below.  Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2020 Equity Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used but not defined herein shall have the meanings given them in the Plan.

Name of Grantee:

Number of Restricted Shares of Common Stock (“Shares”):

Grant Date:

Vesting Schedule:

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:	Date:
(Signature)

Company:_____________________________	Date:
(Signature)
Name and Title:
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

BROAD STREET REALTY, INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock

This Agreement evidences an award of Shares in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Stock”).

Transfer of Unvested Restricted Stock

Except as authorized by the Committee in writing, unvested Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. If you attempt to do any of these things without the Committee’s written authorization, the Restricted Stock will immediately become forfeited.

Issuance and Vesting	The Company will issue your Restricted Stock in the name set forth on the cover sheet.

Your rights under this Restricted Stock grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service through the vesting dates set forth on the cover sheet.

Evidence of Issuance

The issuance of the Shares under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of Restricted Stock attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Stock

Unless the termination of your Service triggers accelerated vesting of your Restricted Stock or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate and you, you will automatically forfeit to the Company all of the unvested Restricted Stock in the event you are no longer providing Service.

Withholding Taxes

You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Shares arising from this grant, the Company or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement).

Retention Rights

This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in a written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You will be entitled to receive all dividends or other distributions made on outstanding Shares. No adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued), except as described in the Plan.

Your grant shall be subject to the terms of Section 18 of the Plan in the event of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.
Legends

If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.
Grantee’s Representation

In the event the Shares issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, at the time of grant or vesting, you shall, if required by the Company, concurrently with the grant or vesting of the Shares, deliver to the Company a completed Accredited Investor Questionnaire in the form provided by the Company.

Clawback	If the Company adopts a “clawback” or recoupment policy, this Award will be subject to repayment to the Company to the extent so provided under the terms of such policy.
Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter. Any other prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.
By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.